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                                                                    EXHIBIT 23.8




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 5, 1999, on the combined financial statements of Trawick Construction Company Group as of and for the year ended December 31, 1998, included in this form 8-K of Quanta Services, Inc. It should be noted that we have not audited any financial statements of Trawick Construction Company Group subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.


McDANIEL & ASSOCIATES, P.C.

Dothan, Alabama
November 12, 1999